Exhibit 99.1

Republic Bank Expands its Cincinnati Footprint with the Acquisition of CBank

LOUISVILLE, Ky.--(BUSINESS WIRE)--October 27, 2022--Republic Bancorp, Inc. (NASDAQ: RBCAA) (“Republic” or the “Company”), the parent company of Republic Bank & Trust Company (“Republic Bank” or the “Bank”), and Cincinnati-based CBank (www.cbankusa.com) today announced the signing of an Agreement and Plan of Merger (the “Agreement”) under which Republic will acquire CBank and its wholly-owned subsidiary, Commercial Industrial Finance, Inc. (“CIF”). CIF, which is headquartered in St. Louis, Missouri, provides equipment leasing and financing to businesses nationwide.

Under the terms of the Agreement, Republic will acquire all of CBank’s outstanding common stock in an all-cash direct merger of CBank with Republic Bank, resulting in a total cash payment of approximately $51 million to CBank’s existing shareholders. Republic expects to fund the cash payment with existing resources on hand at Republic Bank. As of September 30, 2022, CBank had total assets of approximately $271 million with total gross loans of approximately $214 million and total deposits of approximately $240 million. Upon the full completion of the merger, Republic Bank will have six banking centers in the Cincinnati metropolitan area and 43 banking centers throughout Republic Bank’s entire network in five states.

Logan Pichel, Republic Bank President & CEO commented, “Dean Meiszer, CBank’s founder and CEO, and its distinguished Board of Directors led by Larry Sheakley, have spent 15 years building a first-class team and a top-tier community-focused bank. We believe the combination of our existing high-performing, community-minded team in Greater Cincinnati with CBank’s team will create an unparalleled financial services organization in the market that is second to none.” Pichel continued, “In addition, the acquisition of CIF will greatly expand our existing leasing operations and provide a national footprint for these services. I look forward to working closely with Dean during and after the merger to make it a seamless transition for CBank’s and CIF’s clients and associates.”

CBank’s CEO, Dean Meiszer stated, “This opportunity for CBank to combine with Republic Bank — one of the highest performing and most community-oriented financial institutions in the Midwest and Southeast — is extremely exciting. CBank’s notable and well-established track record in commercial lending and private banking will be further strengthened by this merger with Republic Bank. Republic Bank’s larger capital base and resources will provide larger loan opportunities for our customers and prospects, and a greater depth of products and services for our expanding client base. I am eager to work with Republic Bank’s talented team to provide exceptional community banking service.”

With the completion of the merger, Dean Meiszer will consult Republic Bank on merger integration, customer relations, incremental product roll outs and business development.

Tom Saelinger, Republic Bank’s Cincinnati/Northern Kentucky Market President will lead the combined Greater Cincinnati operation which will have a substantial presence with market assets exceeding $627 million.

Tom Saelinger commented, “As a lifelong native of the Greater Cincinnati area, I have a tremendous amount of pride in Republic Bank’s commitment and success in the region. Our cultural fit, complementary banking services, and the commitment to superior client service of the two combined organizations will form a strong foundation for a successful merger. I look forward to working with CBank’s renowned team of bankers to build on the strong momentum we have already established in the market and further contribute to the economic growth of our region.” Saelinger concluded, “Republic Bank is well-known throughout its footprint for its commitment to the communities it serves, and our combined teams will provide even more of an opportunity to make an impact here in our community.”

Scott Hawkins, CIF President and CEO, will continue to lead this business unit. He stated, “This merger fits nicely both in terms of like cultures, shared objectives and capital needed to fuel our growth. The real winners here are our current and future customers, as well as our diverse portfolio of manufacturers, distributors and vendors of assorted medical, commercial, IT and energy related equipment. The tenured team at CIF is equally excited to take their company to the next level.”

The completion of the transaction, expected to close in Q1 2023, is subject to customary closing conditions, including regulatory approval and approval by CBank’s shareholders.

Piper Sandler & Co. served as financial advisor and Frost Brown Todd, LLC served as legal counsel to Republic. Raymond James Financial, Inc. served as financial advisor and Dinsmore & Shohl, LLP served as legal counsel to CBank.

About Republic Bank

Republic Bancorp, Inc. (the “Company”) is the parent company of Republic Bank & Trust Company (the “Bank”). The Bank currently has 42 full-service banking centers throughout five states: 28 banking centers in 8 Kentucky communities – Covington, Crestview Hills, Florence, Georgetown, Lexington, Louisville, Shelbyville, and Shepherdsville; three banking centers in southern Indiana – Floyds Knobs, Jeffersonville, and New Albany; seven banking centers in six Florida communities (Tampa MSA) – Largo, New Port Richey, St. Petersburg, Seminole, Tampa, and Temple Terrace; two banking centers in two Tennessee communities (Nashville MSA) – Cool Springs and Green Hills; and two banking centers in two Ohio communities (Cincinnati MSA) – Norwood and West Chester. The Bank offers internet banking at www.republicbank.com. The Company has approximately $6.0 billion in assets and is headquartered in Louisville, Kentucky. The Company’s Class A Common Stock is listed under the symbol “RBCAA” on the NASDAQ Global Select Market.

About CBank

CBank was founded in Cincinnati to serve the banking needs of the region’s privately held businesses and the professionals that service them. The Bank’s culture is defined and reinforced by its shareholders who are themselves successful businesses owners and professionals. CBank’s team knows the challenges and rewards of running a business. At CBank each request is evaluated on its merits, not predetermined criteria.

Forward-Looking Statements

This Press Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in the preceding paragraphs are based on our current expectations and assumptions regarding our business, the business of CBank and its affiliates, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the ability for CBank to receive shareholder approval for the Agreement, for all parties to receive regulatory approvals as provided for in the Agreement, the ability to grow CBank loan and deposit balances post-acquisition, unanticipated post-acquisition loan losses for Republic on CBank-originated loans, the ability of Republic to integrate acquired operations including obtaining synergies, integration objectives and anticipated timelines, the ability of Republic to integrate, manage and keep secure our information systems, and other factors set forth as “Risk Factors” at Part II, Item 1A in the Company’s Form 10-K for the period ended December 31, 2021.

Any forward-looking statement made by us in this Press Release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Republic Bank. It’s just easier here. ®

Contacts

Jim Ensign, Senior Vice President & Chief Brand Officer
(502) 584-3600